CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment Number 562 to the Registration Statement on Form N-1A, filed on February 26, 2014, of the McKinley Non-U.S. Core Growth Fund, a series of Professionally Managed Portfolios.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2014